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Exhibit 23.1



                        CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 5, 1998, except as to Note 13 which is as of March 17, 1998, relating to the financial statements of FirstWorld Communications, Inc. (formerly SpectraNet International)(a development stage enterprise), which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the three years ended September 30, 1997 and for the period from September 1, 1993 (inception) through September 30, 1997 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

San Diego, California
June 21, 1998